PIMCO FLEXIBLE CREDIT INCOME FUND

(the “Fund”)

SECRETARY’S CERTIFICATE

I, Wu-Kwan Kit, solely in my capacity as Secretary of the Fund, hereby certify on behalf of the Fund, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Fund held on December 14, 2016:

VOTED:	That any Officers of the Fund who may be required to sign the Fund’s Registration Statement or any amendments thereto be, and each hereby is, authorized to execute or grant power of attorney to execute any registration statement of any Fund on Form N-2 or Form N-14, all Pre-Effective
Amendments to any such registration statement of such Fund, including, without limitation, pursuant to Rule 462(d), any and all subsequent Post-Effective Amendments to such registration statement, any and all supplements or other instruments in connection therewith, and any subsequent registration statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the
1940 Act, the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by the National Futures
Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self- regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction
(collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange
Commission, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and
any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Fund as of this 26th day of January, 2021.

By:
Name: Wu-Kwan Kit
Vice President, Senior Counsel and Secretary